UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2021 (January 6, 2021)

TWC Tech Holdings II Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39499	85-2061861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 2100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 780-9975

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	TWCTU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	TWCT	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	TWCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 21, 2020, David Kerko informed the Board of Directors (the “Board”) of TWC Tech Holdings II Corp., a Delaware corporation (the “Company”), of his intention to resign as a director of the Company effective immediately. His resignation was for personal reasons and was not due to any disagreement with the Company.

To fill the vacancy created by Mr. Kerko’s resignation, on January 6, 2021, the Board appointed Lee Kirkpatrick to serve as a member of the Board, as well as the chairman of the audit committee and the chairman of the compensation committee, effective immediately.

Mr. Lee Kirkpatrick, age 59, is the founder of Kirkpatrick Capital & Advisory, an advisory firm providing consulting services to technology companies since March 2019. Mr. Kirkpatrick served as the Chief Financial Officer of Twilio Inc. (NYSE: TWLO), a cloud communications platform service provider, from May 2012 to December 2018. From November 2010 to December 2011, Mr. Kirkpatrick served as Chief Financial Officer of SAY Media, Inc., a digital media and advertising firm formed by the combination of VideoEgg, Inc. and SixApart, Ltd. From January 2007 to November 2010, Mr. Kirkpatrick served as Chief Operating Officer and Chief Financial Officer of VideoEgg, Inc., an online advertising network. From April 2000 to December 2006, Mr. Kirkpatrick served in several roles, including as Chief Operating Officer and Chief Financial Officer, at Ofoto Inc., an online photography service, which was acquired by Eastman Kodak Company in 2001 and later renamed the Kodak Imaging Network. From March 1998 to March 2000, Mr. Kirkpatrick served as Chief Financial Officer of iOwn, Inc., an online real estate services website, which was acquired by CitiMortgage, Inc. in 2001. From March 1997 to February 1998, Mr. Kirkpatrick served as Chief Financial Officer of HyperParallel, Inc., a data mining software company, which was acquired by Yahoo! Inc. in 1998. From August 1988 to February 1997, Mr. Kirkpatrick served in several roles at Reuters Group PLC, a financial information and news service company, including as Manager of Special Projects, District Finance Manager and Director of Finance and Operations. Mr. Kirkpatrick holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Columbia University. Mr. Kirkpatrick is well-qualified to serve on the Board due to his extensive corporate finance, technology industry, and publicly-listed company experience.

There are no family relationships between Mr. Kirkpatrick and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Kirkpatrick that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, on January 6, 2021, the Company and Mr. Kirkpatrick entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other directors in connection with the Company’s initial public offering.

Item 8.01. Other Events.

In connection with the appointment of Mr. Kirkpatrick, on January 6, 2021, TWC Tech Holdings II, LLC transferred a 25,000 shares of Class B common stock of the Company to Mr. Kirkpatrick at the original per share purchase price. Mr. Kirkpatrick has agreed to become a party of that certain registration rights agreement, dated as of September 10, 2020, by and among the Company and certain securities holders (the “Registration Rights Agreement”) and entered into a joinder to the Registration Rights Agreement on January 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2021

TWC Tech Holdings II Corp.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	Chief Executive Officer

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